Exhibit 99.2

Summary of Optimer Pharmaceuticals, Inc.

2010 Incentive Compensation Plan

Optimer Pharmaceuticals, Inc. (the “Company”) has adopted this 2010 Incentive Compensation Plan for its Chief Executive Officer, Senior Vice Presidents, Executive Officers, Vice Presidents,  executive directors, senior directors, directors, associate directors, senior managers and senior research investigators.

2010 incentive payouts will be submitted for approval by the Compensation Committee of the Board of Directors and shall be paid no later than March 15, 2011.

Plan Governance

The Compensation Committee (the “Compensation Committee”), appointed by the Board of Directors of the Company (the “Board”), is responsible for administrating the Plan. The Compensation Committee’s primary responsibilities are to ensure that measurable goals are established and to determine the degree to which Corporate goals have been achieved.  The Compensation Committee at any time, and from time to time, may amend, suspend or terminate the Plan.

Establishment of Goals

The Compensation Committee will work with the Chief Executive Officer and the Chief Financial Officer to approve corporate objectives.  The Chief Executive officer and Department Heads will work with remaining senior level Optimer staff in establishing individual goals.

Plan Year

The Plan year will end on December 31, 2010.

Minimum Achievement Level

75% of both corporate goals (the “Corporate Goals”) and individual goals (the “Individual Goals”) must be achieved for any awards to take place.

Goal Achievement Percentage

The “goal achievement percentage” represents the degree to which the performance goals have been met.

The Compensation Committee will decide the percentage of Corporate Goals achieved.  100% of the Chief Executive Officer’s incentive will be based on Corporate Goal achievement.  For all eligible positions, Corporate Goal achievement will be weighted 75% of the total payment and 25% of will be based on Individual Goal achievement.  The percentage of Individual Goals achieved by officers will be recommended by the Chief Executive Officer and approved by the Compensation Committee.  The percentage of Individual Goals achieved by all other eligible employees will be recommended by the applicable Department Heads and approved by the Chief Executive Officer.  The percentage of Corporate Goals or Individual Goals achieved will be referred to as “the percentage of goals achieved”.

The following table summarizes the target award available to each level of position in the Company.  The target award percentage can be received if 100% of the Corporate Goals AND 100% of the Individual Goals have been met and length of service requirements have been met. The award amounts are determined by multiplying each employee’s year-end base salary by their target award percentage.  In the event of exemplary achievement the Compensation Committee may, in its discretion, pay an award under the Plan which exceeds an individual’s target award.  Conversely, except in the case of a Qualified Change in Control, upon the recommendation of the Chief Executive Officer and approval of the Compensation Committee (or upon the sole determination of the Compensation Committee in the case of the Chief Executive Officer), actual awards for any participant may be eliminated or reduced below the amount otherwise determined by multiplying the target award amount by the applicable “goal achievement percentage” (as set forth below).

Position	Target Award Percentage	Payment Based on achievement in
Chief Executive Officer	50%	100% on Corporate Goals
Sr. Vice Presidents & Company Executive Officers	35%	75% Corporate/25% Individual Goals
Vice Presidents & Executive Directors	25%	75% Corporate/25% Individual Goals
Sr. Directors	20%	75% Corporate/25% Individual Goals
Directors	15%	75% Corporate/25% Individual Goals
Associate Directors, Sr. Managers, and Sr. Research Investigators	10%	75% Corporate/25% Individual Goals

Length of Service, Eligibility And Partial-Year Participation

An employee must maintain an average of “meets expectations” in their individual performance review, or otherwise be considered to perform their duties in a satisfactory manner, in order to maintain eligibility.

Eligible employees must be hired prior to July 1st in the Plan year to be eligible to participate in the Plan in the Plan year.  Eligible employees hired within the Plan year, but prior to July 1st are eligible to participate in the Plan as of their first day of employment, but the bonus payment will be prorated for days worked in the Plan year.

Regular employment does not include leaves of absence.  Payouts will be prorated for time off due to a personal or medical leave of absence in excess of two weeks.

Calculation of Award

The award amounts are determined by multiplying each participant’s “year-end base salary” by their “target award percentage”.  For eligible positions, not including the Chief Executive Officer (who’s target award is based solely on Corporate Goal achievement), 75% of the target award is based on the Corporate Goal achievement and 25% is based on Individual Goal achievement.  Actual awards are determined by multiplying the target award amount based on corporate and individual goal achievement by the applicable “goal achievement percentage”.  If the employee was hired in the Plan year, the award total is then multiplied by the number of days the employee participated in the Plan and divided by 365.  The foregoing notwithstanding, the Compensation Committee may grant an award which exceeds an individual’s target award amount in the case of exemplary achievement and, except in the case of a Qualified Change in Control, upon the recommendation of the Chief Executive Officer and approval of the Compensation Committee (or upon the sole determination of the Compensation Committee in the case of the Chief Executive Officer), actual awards for any employee may be eliminated or reduced below the amount otherwise determined by multiplying the target award amount by the applicable “goal achievement percentage”.

Termination during plan year

If a participant’s employment is terminated during the Plan year for reason of death or disability, the award will be determined based on performance as of the end of the Plan year.  The final award will be calculated by multiplying the full year award amount by the number of days of employment during the performance period divided by 365. If a participant’s employment is terminated during a Plan year for any reason other than death or disability, the participant will not be eligible for participation in the Plan for the Plan year.  If a participant’s employment is terminated for any reason other than death or disability after a Plan year but prior to payment to such participant of an award under the Plan for such Plan year, the participant will not be eligible for participation in the Plan for such Plan year.

Change in Control

In the event of a Qualified Change in Control of the Company (defined below), each participant will receive a pro rata share of the annual bonus for the year in which the Qualified Change in Control occurs, calculated on the basis of each participant’s target award for that year and on the assumption that all performance goals have been or will be achieved at 100%.  For this purpose, the pro rata share will be calculated by dividing the number of days employed during the performance period prior to the Qualified Change in Control by 365.  The bonus amount so determined will be paid to participants within 15 days following the Qualified Change in Control.  After the payments of the bonus amounts following such Qualified Change of Control, the Plan shall terminate in its entirety.

Qualified Change in Control means the occurrence of any of the following events:

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

A change in the composition of the Board occurring within a two-year period, as a result of which less than a majority of the directors are Incumbent Directors.  “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Administration

Notwithstanding any other provision of this Plan, the Company reserves the right to modify this Plan in any way and at any time, retroactively or prospectively, with or without cause provided however, that the Company may not modify, cancel or amend this Plan following the consummation of a Qualified Change of Control.  Nothing in this Plan shall be deemed an employment contract or to provide any rights to continued employment or the payment of any amount, regardless of performance.  The Board or the Compensation Committee shall have the power to construe and interpret the Plan and to establish, amend and revoke rules and regulations for its administration.  The Board or the Compensation Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.